EXHIBIT 3.3
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                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                        STRATEGIC CAPITAL RESOURCES, INC.
                        ---------------------------------

     The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

     The name of this Corporation  shall be: Strategic Capital  Resources,  Inc.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

     The principal office and mailing address of the Corporation is 7900 Glades Road, Suite 610, Boca Raton, FL 33434.

                                   ARTICLE III
                                  CAPITAL STOCK
                                  -------------

     The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 30,000,000 which are to be divided into two classes as follows:

             25,000,000 shares of common stock, par value $.001 par value
              5,000,000 shares of preferred stock, par value $.01 par value

     The preferred stock may be created and issued from time to time in one or more series and with such designations, rights, preferences, conversion rights cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such preferred stock as may be adopted from time to time in the sole discretion by the Corporation's Board of Directors pursuant to the authority in this paragraph given.

     In accordance with Section 607.10025(7) of the Florida Business Corporation Act, upon the effectiveness of a combination, as such term is defined in Section 607.10025(1) of such Act,


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the authorized shares of the classes or series affected by the combination shall not be reduced or otherwise affected by the percentage by which the issued shares of such class or series were reduced as a result of the combination.

                                   ARTICLE IV
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA
                      ------------------------------------

     The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                                  David Miller
                            7691 Porto Vecchio Place
                             Delray Beach, FL 33446

                                    ARTICLE V
                                  INCORPORATOR
                                  ------------

     The name and address of the person signing these Articles of Incorporation as the Incorporator is:

                                  David Miller
                            7691 Porto Vecchio Place
                             Delray Beach, FL 33446

                                    ARTICLE V
                                 INDEMNIFICATION
                                 ---------------

     This Corporation shall indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                   ARTICLE VI
                             AFFILIATED TRANSACTIONS
                             -----------------------

     This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                                   ARTICLE VII
                           CONTROL SHARE ACQUISITIONS
                           --------------------------

     This Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.


                                        s/David Miller
                                        ----------------------------------------
                                        David Miller, President




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     THE  UNDERSIGNED,  named as the  registered  agent in  Article  IV of these
Articles of Incorporation, hereby accepts the appointment as such registered agent, and acknowledges that he is familiar with, and accepts the obligations imposed upon registered agents under, the Florida Business Corporation Act, including specifically Section 607.0505.

                                        REGISTERED AGENT:


                                        /s/ David Miller
                                        ----------------------------------------
                                        David Miller